UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 22, 2011

ORCHIDS PAPER PRODUCTS COMPANY
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32563 (Commission File Number)	23-2956944 (IRS Employer Identification Number)

4826 Hunt Street Pryor, Oklahoma 74361 (Address of Principal Executive Offices)

(918) 825-0616 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

On February 23, 2011, Orchids Paper Products Company (the “Registrant”) reported its financial results for the quarter and full year ended December 31, 2010. A copy of the Registrant’s press release containing this information is attached as Exhibit 99.1 to this report on Form 8-K and is incorporated herein by reference.

Item 8.01.  Regulation FD Disclosure.

On February 22, 2011, the Registrant announced the initiation of a quarterly cash dividend policy and authorized a dividend of $0.10 per outstanding share of the Registrant’s common stock to shareholders of record at the close of business on March 7, 2011. The Registrant expects to pay this first quarterly dividend on March 28, 2011. A copy of the Registrant’s press release containing this information is attached as Exhibit 99.2 to this report on Form 8-K and is incorporated herein by reference.

As previously announced, the Registrant will hold a teleconference to discuss fourth quarter results at 10:00 a.m. (ET) on Thursday, February 24, 2011. The call-in number is 888-482-0024 and the pass code is 165 085 70. The call may also be accessed live via webcast through the Registrant’s website at www.orchidspaper.com under “Investors.” A replay of the teleconference will be available for 30 days on the Registrant’s website.

Item 9.01.  Financial Statements and Exhibits.

(c)        Exhibits.  See the Exhibit Index which is hereby incorporated by reference.

The information furnished pursuant to Item 2.02, including Exhibit 99.1, as it relates to the Registrant’s financial results for the quarter and full year ended December 31, 2010, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Registrant under the Securities Act of 1933 or the Exchange Act unless the Registrant specifically incorporates the information by reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORCHIDS PAPER PRODUCTS COMPANY

Date: February 23, 2011	By:	/s/ Keith Schroeder
Keith Schroeder Chief Financial Officer

Exhibit Index

Exhibit	Description

99.1	Press Release, dated February 23, 2011.
99.2	Press Release, dated February 22, 2011.